[PREMIER INDUSTRIAL CORPORATION LETTERHEAD]

                                                           FOR IMMEDIATE RELEASE


                           FARNELL ELECTRONICS PLC AND

               PREMIER INDUSTRIAL CORPORATION PROPOSE COMBINATION


CLEVELAND, OHIO January 23, 1996 - Farnell Electronics PLC (LONDON STOCK
EXCHANGE: FRNL.LN) of Leeds, England and Premier Industrial Corporation (NYSE:
PRE) of Cleveland, Ohio jointly announced today that they have signed a definitive merger agreement. Upon completion of the merger, the name of the combined enterprise is to become Premier Farnell PLC. The combination of the two businesses creates the world's third largest electronics distributor, and with its industrial distribution business, gives combined sales of more than $1.6 billion.

Premier will be merged into a wholly-owned US subsidiary of Farnell. This transaction, which has been unanimously approved by the Boards of Directors of both companies, is valued at approximately $2.8 billion, or $34.00 per share of Premier common stock. The consideration to be paid for each share of Premier common stock in the merger will consist of approximately one-half cash, with the balance a combination of Farnell ordinary (common) shares and new $1.35 cumulative, convertible preference shares. Farnell will be seeking a listing on the New York Stock Exchange for the American Depository Receipts (ADRs) representing both the ordinary and preference shares to be issued in the merger.

The proposed combination is subject to the approvals of shareholders of both Farnell and Premier and appropriate regulatory reviews and approvals. The three Mandel founders and certain affiliated shareholders have agreed to vote shares representing an aggregate of 54% of the outstanding Premier common stock in favor of the merger. Accordingly, it is expected that the Premier shareholders will approve the transaction. The merger is expected to close in the second quarter of 1996. Following the merger, the Mandel family will be a significant shareholder.

Financing for the merger has been arranged by Farnell, and is expected to consist of the proceeds of a new loan facility with National Westminster Bank Plc, and a rights offering to be made to Farnell's shareholders outside the US, and from cash on hand.

PREMIER INDUSTRIAL CORPORATION - Page 2


Farnell, which had revenues for its fiscal year ended January 29, 1995 of approximately $817 million (US) and pre-tax profits of approximately $94 million
(US), distributes electronic and electrical components. Farnell operates in sixteen countries, primarily in the UK and Europe, with less than 10% of its business from the rest of the world. Premier, which had revenues of $818 million and pre-tax earnings of $172 million for its fiscal year ended May 31, 1995, is a distributor of electronic components and industrial maintenance and repair products. Premier's principal operations are conducted in the US, with less than 10% of its business from international activities. (A fact sheet about each company is included with this press release.)

Mr. Richard Hanwell, 52, Chairman of Farnell, will become Chairman of Premier Farnell PLC and Mr. Howard Poulson, 53, its Group Chief Executive. Mr. Morton
L. Mandel, 74, Chairman of the Board of Premier, will become Deputy Chairman of Premier Farnell PLC and Chairman of Premier Farnell Corp., the company through which North American operations will be conducted. The world headquarters of Premier Farnell PLC will be in Wetherby, West Yorkshire, England, with North American activities headquartered in Cleveland, Ohio.

"This is an outstanding opportunity to develop a substantial multi-national electronic components distribution operation," said Mr. Hanwell, Chairman of Farnell. "The combination of Farnell and Premier will create a new force in the market which we believe will offer substantial benefits to shareholders and customers alike in the development of an integrated marketing strategy, the provision of improved choice through the combination of franchises, and the realization of significant operational efficiency benefits."

Mr. Mandel, Chairman of Premier, said, "This compelling strategic combination offers tremendous opportunity for our shareholders, customers and employees, as it will create a significant multi-national company. The complementary geographic coverage of our respective organizations will form a strong foundation for enhanced growth in both electronics and industrial distribution. In light of our similar cultures and shared vision for the future, we expect a smooth integration of our two companies."

PREMIER INDUSTRIAL CORPORATION - Page 3


Farnell is a major supplier of electronic and electrical components, satisfying customer needs in all major areas of the electronics industry. Premier is a supplier of electronic components for industrial and consumer products; maintenance and repair products for industrial, commercial and institutional applications; and a manufacturer of high-performance fire fighting equipment.

                                      #####

This notice shall not constitute an offer of any of the securities of Farnell Electronics PLC. Any such offering may only be made by means of a prospectus within the meaning of Section 2(10) of the Securities Act of 1933.

                                    INQUIRIES

Premier Industrial Corporation:         Farnell Electronics PLC:
William J. Evanson                      Richard Hanwell, Chairman
Tel. No. 216-361-4375                   Howard Poulson, Chief Executive
                                        Tel. No. 44-1937-587241

                                        NatWest Markets:
                                        Clive Baker, Director
                                        Tel. No. 44-171-375-6161

                                        Gleacher NatWest, Inc.
                                        James Goodwin, Managing Director
                                        Tel. No. 212-418-4242

                                        Ludgate Communications:
                                        Terry Garrett
                                        Carolyn St. Aubyn
                                        Tel. No. 44-171-216-4455

FACTSHEET (a)
PREMIER FARNELL COMBINATION
(all financial data in U.S. dollars)

     CATEGORY                                                  PREMIER                                 FARNELL
     --------                                                  -------                                 -------
1. Business Data
   -------------

   A. Year Incorporated                                           1946                                    1966

   B. Earnings Record                         Record earnings 34 of 36                    29 consecutive years
                                                 years as a public co.                   of increased earnings

   C. Product Categories                               74% electronics                        100% electronics
                                                          distribution                            distribution

   D. Market                                           +90% N. America                      +90% UK and Europe

   E. Primary Focus               Broadline electronics and industrial       Broadline electronics distributor
                                             distributor with one stop            with both volume and catalog
                                        shopping and superior service.                    operations in Europe
                                           Largest electronics catalog
                                               operation in N. America

   F. Number of Products                                  Over 165,000                             Over 70,000
   G. Number of Countries                                            9                                      16
   H. Number of Employees-                                       4,500                                   2,300
        approximate

2. Financial Statistics (Fiscal
   ----------------------------
    Year End)                                             May 31, 1995                        January 29, 1995
    ---------
   A. Revenues                                            $818 million                            $817 million
   B. Pre-tax earnings                                    $172 million                             $94 million
   C. Pre-tax earnings as a % of                                 21.0%                                   11.5%
      revenues
   D. Total assets                                        $556 million                            $492 million
   E. Net worth                                           $474 million                            $331 million

3. Stock Data
   ----------
   A. No. of shares outstanding                           82.2 million                           136.4 million
   B. 52-week price range
      1) High                                                  $26 1/8                                  $11.30
      2) Low                                                   $22 1/2                                   $8.29
      3) Close as of Jan. 22, 1996                             $24 1/8                                  $10.20


(a) Based on results for most recent completed fiscal year, as reported in the respective companies' annual reports. Pounds sterling have been converted to U.S. dollars at the exchange rate then in effect.

This factsheet is to be reviewed in conjunction with a press release, dated January 23, 1996.